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                                                                  Exhibit T3A-19

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 Farm Team, Inc.


         FIRST.  The name of the Corporation is:  Farm Team, Inc.

         SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $0.01 par value per share.

         The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

         FIFTH. The name and mailing address of the sole incorporator are as follows:

            NAME                             MAILING ADDRESS
            ----                             ---------------
            C. Edward Baker, Jr.             1800 West Park Drive
                                             Suite 250
                                             Westborough, MA 01581

         SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

                  1.  Election of directors need not be by written ballot.


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                  2.  The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

         SEVENTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         EIGHTH. The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

         As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

         In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, the Corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and FURTHER PROVIDED that no such advancement of expenses shall be made if it is determined that (i) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful.

         The Corporation shall not indemnify an Indemnitee, seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. In addition, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

         All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question,
(c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

         The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         EXECUTED at Westborough, Massachusetts, on August 12, 1998.


                                            /s/ C. Edward Baker, Jr.
                                            ------------------------------------
                                            C. Edward Baker, Jr.
                                            Sole Incorporator

                            CERTIFICATE OF CORRECTION

                                       OF

                                 FARM TEAM, INC.


            Pursuant to Section 103(f) of the General Corporation Law
                            of the State of Delaware

         The undersigned hereby certifies that:

         1. The name of the corporation as set forth in the Certificate of Incorporation dated August 12, 1998 is Farm Team, Inc. (the "Corporation").

         2. The Certificate of Incorporation of the Corporation, which was filed with the Secretary of State of the State of Delaware on August 12, 1998 (the "Certificate of Incorporation"), was inaccurate in one respect and is hereby corrected.

         3. The inaccuracy consisted of the inadvertent misrepresentation of the Corporation's name in Article FIRST of the Certificate of Incorporation. Set forth below in its entirety is Article FIRST of the Certificate of Incorporation in corrected form:

         FIRST:   The name of the Corporation is: Farm Team Corp.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by its Chief Executive Officer on the 20th day of August, 1998.

                                            FARM TEAM, INC.



                                            By: /s/ C. Edward Baker, Jr.
                                                --------------------------------
                                                C. Edward Baker, Jr.
                                                Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 FARM TEAM CORP.


                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware

         FARM TEAM CORP. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         The Board of Directors of the Corporation duly adopted a resolution pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholder of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

         RESOLVED:   That the Board of Directors deems it advisable and in the
                     best interests of the Corporation to amend the Certificate of Incorporation and that Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is amended by adding the following language to the end of Article FOURTH:

                     "Notwithstanding any other provision herein, the Corporation shall not issue any non-voting equity securities"

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 21st day of May, 1999.

                                               FARM TEAM CORP.


                                               By: /s/ Lyndon Daniels
                                                   -----------------------------
                                                   President
                                                   Lyndon Daniels

                              CERTIFICATE OF MERGER

                                       OF

                         MOBILEMEDIA COMMUNICATIONS, INC
                            (a Delaware corporation)

                                      INTO

                                 FARM TEAM CORP.
                            (a Delaware corporation)


         Farm Team Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         NAME                                         STATE OF INCORPORATION
         ----                                         ----------------------
         MobileMedia Communications, Inc.             Delaware
         Farm Team Corp.                              Delaware

         SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD:  That the surviving corporation of the merger is Farm Team Corp.

         FOURTH: That the Certificate of Incorporation of Farm Team Corp. shall be the Certificate of Incorporation of the surviving corporation, except that the name of the corporation shall be MobileMedia Communications, Inc.

         FIFTH: That the bylaws of Farm Team Corp. shall be the bylaws of the surviving corporation, except that the name of the corporation shall be MobileMedia Communications, Inc.

         SIXTH: That the directors of Farm Team Corp. shall be the directors of the surviving corporation.

         SEVENTH: That the officers of Farm Team Corp. shall be the officers of the surviving corporation.

         EIGHTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 1800 West Park Drive, Suite 250, Westborough, MA 01581.

         NINTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation upon request and without cost to any stockholder of any constituent corporation.

         TENTH: That, pursuant to Section 303(c) of the DGCL, provision for the making of this Certificate of Merger is contained in an order of a court having jurisdiction of a proceeding under Chapter 11 of Title 11 of the United States Code for the reorganization of MobileMedia Communications, Inc.

         TENTH: That this Certificate of Merger shall be effective upon the filing hereof with the Secretary of State of the State of Delaware.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Farm Team Corp. has caused this Certificate to be executed by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this 3rd day of June, 1999.

                                               FARM TEAM CORP.
                                               (a Delaware corporation)



                                               By: /s/ C. Edward Baker, Jr.
                                                   ----------------------------
                                                   C. Edward Baker, Jr.
                                                   Chairman of the Board and
                                                   Chief Executive Officer

Dated:  June 3, 1999

ATTEST:



/s/ Gary B. Watzke
---------------------------
Gary B. Watzke
Secretary